Exhibit 20.4
Page 1 of 3
                    Navistar Financial 1996 - B Owner Trust
                        For the Month of October 1998
                    Distribution Date of November 20, 1998
                           Servicer Certificate #25

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $182,373,160.00
Beginning Pool Factor                                           0.3748621

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,961,384.54
     Interest Collected                                     $1,508,477.80

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $296,774.69
Total Additional Deposits                                     $296,774.69

Repos / Chargeoffs                                            ($28,273.17)
Aggregate Number of Notes Charged Off                                  79

Total Available Funds                                      $13,383,282.32

Ending Pool Balance                                       $170,823,403.34
Ending Pool Factor                                              0.3511219

Servicing Fee                                                 $151,977.63

Repayment of Servicer Advances                                $383,354.71

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,484,701.97
     Target Percentage                                               2.50%
     Target Balance                                         $4,270,585.08
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($754,554.71)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.886%
Current Weighted Average Remaining Term (months):                   27.89

Delinquencies                                             Dollars         Notes
     Installments:              1 - 30 days           $1,182,839.31        961
                                31 - 60 days            $332,801.73        265
                                60+  days               $194,792.29         83

     Total:                                           $1,710,433.33        982

     Balances:                  60+  days             $1,985,905.69         83

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $44,531.12
+    Excess Serv.                                       $710,023.59
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,484,701.97

Exhibit 20.4
Page 2 of 3
Navistar Financial 1996 - B Owner Trust
For the Month of October 1998

                                                                        NOTES
                                                                                                         CLASS B         CLASS C
                                      TOTAL         CLASS A - 1       CLASS A - 2       CLASS A - 2   CERTIFICATES    CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                                5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance           $182,373,160.00
Ending Pool Balance              $170,823,403.34

Collected Principal               $11,578,029.83
Collected Interest                 $1,508,477.80
Charge - Offs                        ($28,273.17)
Liquidation Proceeds / Recoveries    $296,774.69
Servicing                            $151,977.63
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                $13,231,304.69

Beginning Balance                $182,373,160.00            $0.00            $0.00  $163,612,020.43  $10,110,792.75   $8,650,346.82

Interest Due                         $971,524.44            $0.00            $0.00      $863,053.41      $54,766.79      $53,704.24
Interest Paid                        $971,524.44            $0.00            $0.00      $863,053.41      $54,766.79      $53,704.24
Principal Due                     $11,549,756.66            $0.00            $0.00   $10,799,022.48     $404,241.48     $346,492.70
Principal Paid                    $11,549,756.66            $0.00            $0.00   $10,799,022.48     $404,241.48     $346,492.70

Ending Balance                   $170,823,403.34            $0.00            $0.00  $152,812,997.95   $9,706,551.27   $8,303,854.12
Note / Certificate Pool Factor                             0.0000           0.0000           0.6461          0.5700          0.5696
   (Ending Balance / Original Pool Amount)
Total Distributions               $12,521,281.10            $0.00            $0.00   $11,662,075.89     $459,008.27     $400,196.94

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                     $710,023.59
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $10,484,701.97
(Release) / Draw                    ($754,554.71)
Ending Reserve Acct Balance        $9,730,147.26

Exhibit 20.4
Page 3 of 3
Navistar Financial 1996 - B Owner Trust
For the Month of October 1998


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                  5               4                3                2                1
                               May-98             Jun-98          Jul-98           Aug-98           Sep-98           Oct-98
Beginning Pool Balance     $234,126,757.26  $226,051,917.20  $213,854,882.24  $203,072,269.50  $193,913,492.49  $182,373,160.00

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $540,216.26      $600,037.39      $507,563.18      $737,488.15      $168,833.38      ($28,273.17)
    Recoveries                 $593,326.92      $795,132.73      $854,323.15      $627,933.71      $592,855.90      $296,774.69

Loss Trigger - Reserve Account Balance                                     Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)           $1,845,088.72                 Total Charged off (Months 1 - 6)     $2,525,865.19
  Total Recoveries (Months 3, 2, 1)            $1,517,564.30                 Total Recoveries (Months 1 - 6)      $3,760,347.10
  Net Loss / (Recoveries) for 3 Mos              $327,524.42(a)              Net Loss/(Recoveries) for 6 Mos.    ($1,234,481.91)(c)

  Total Balance (Months 5, 4, 3)             $642,979,068.94(b)              Total Balance (Months 1 - 6)     $1,253,392,478.69(d)

  Loss Ratio Annualized  [(a/b) * (12)]               0.6113%                Loss Ratio Annualized [(c/d) (12)]        -1.18189%

  Trigger:  Is Ratio > 1.5%                               No                 Trigger:  Is Ratio > 6.0%                       No

                                                                                   Aug-98           Sep-98              Oct-98
B)  Delinquency Trigger:                                                        $2,928,804.15    $3,067,788.15    $1,985,905.69
    Balance delinquency 60+ days                                                     1.44225%         1.58204%         1.08892%
    As % of Beginning Pool Balance                                                   1.24045%         1.39109%         1.37107%
    Three Month Average

    Trigger:  Is Average > 2.0%                           No

C)  Noteholders Percent Trigger:                     2.0000%
    Ending Reserve Account Balance
    not less than 1% of Initial Aggregate
    Receivables Balance

    Trigger:  Is Minimum < 1.0%                           No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer